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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) June 4, 1996



                                 RAILTEX, INC.
            (Exact name of registrant as specified in its charter)



TEXAS                              34-022552                    74-1948124
- --------------------------------------------------------------------------------
(State or other            (Commission File Number)         (I.R.S. Employer
 jurisdiction                                               Identification No.)
of incorporation)



                4040 BROADWAY, SUITE 200, SAN ANTONIO, TEXAS       78209
- --------------------------------------------------------------------------------
                   (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (210)841-7600
                                                   -------------



                                     N.A.
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

Acquisition of the Indiana and Ohio Railcorp
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        On June 4, 1996, the Registrant purchased 100% of the stock of the
Indiana & Ohio Railcorp ("I&O") for $9.0 million and the assumption of approximately $3.5 million of outstanding debt. The I&O was founded in 1979 and has headquarters in Cincinnati, Ohio. Through its subsidiaries, the I&O operates 10 line segments totaling 230 miles of track in southwestern Ohio and southeastern Indiana.

        The I&O transported approximately 19,000 carloads and generated revenues from railroad freight operations of approximately $7.1 million in 1995. Before its purchase by the Registrant, the I&O operated a passenger service through a wholly owned subsidiary. The passenger service operation has been retained by the seller. The I&O has a broad customer base and serves customers in the aggregates, paper, farm and chemical industries.

        The purchase of the I&O stock was funded by borrowings against the Registrant's U.S. senior bank revolving acquisition line of credit provided by a bank syndicate with First Interstate Bank of Texas, N.A. as agent.

Equity Investment in Privatized Brazilian Railroad Network
- ----------------------------------------------------------

        The Registrant is participating, through a wholly owned subsidiary, in a Consortium which was awarded the Concession to operate the 4,400 mile Center Eastern Network of the Brazilian National Railroad. The Brazilian government is currently in the process of privatizing the Brazilian National Railroad. The Consortium includes RailTex International Holdings, Inc. (a wholly owned subsidiary of RailTex, Inc.), together with an affiliate of Companhia Vale do Rio Doce (CVRD), a leading Brazilian mining and transportation conglomerate, an affiliate of GP Investments, a leading Brazilian investment firm, and other investors. The Consortium was awarded the Concession at the government's minimum bid price, approximately US $318 million. The Brazilian government structured the transaction as a 30 year concession with a 20% down payment and lease payments due in quarterly installments after an initial two year grace period.

        RailTex International Holdings will hold 12.5% of the voting stock and 13.4% of the non-voting stock of the railroad to be formed by the Consortium. RailTex International Holdings expects to invest approximately US $16.1 million in the Consortium to fund a down payment and provide initial working capital. The investment will be financed with borrowings under RailTex's existing acquisition credit lines. RailTex expects to account for the transaction using the cost method of accounting.

        The Center Eastern Network, which posted revenues of approximately US $200 million in 1995, covers an area in Brazil where important steel, cement, lime, grain, fertilizer and petrochemical producing centers are located. The Network has strategic links with other major



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railroads in Brazil as well as access to Brazil's larger ports.  RailTex believes there is significant opportunity for the railroad to grow its revenue base and gain market share from other modes of transportation through improved operations and an invigorated sales and marketing function. In addition, RailTex believes there is significant opportunity for the railroad to improve its profitability through cost reductions and improved efficiency, service reliability and customer service.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                RAILTEX, INC.
                                (Registrant)




July 3, 1996                    By:    /s/ALLEN L. SMITH
____________                           _______________________________________
  (Date)                        Name:  Allen L. Smith
                                       _______________________________________
                                Title: Controller and Chief Accounting Officer
                                       _______________________________________